Exhibit 10.6

AMENDED AND RESTATED

TRINITY CAPITAL CORPORATION

2005 STOCK INCENTIVE PLAN

(EFFECTIVE JANUARY 24, 2012)

AMENDED AND RESTATED
TRINITY CAPITAL CORPORATION
2005 STOCK INCENTIVE PLAN

(EFFECTIVE JANUARY 24, 2012)

Section 1.                      Purpose of the Plan.

The AMENDED AND RESTATED TRINITY CAPITAL CORPORATION 2005 STOCK INCENTIVE PLAN (EFFECTIVE JANUARY 24, 2011) (the “Plan”) is intended to provide a means whereby officers and employees of TRINITY CAPITAL CORPORATION, a New Mexico corporation (the “Company”), and the Related Corporations may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company and the Related Corporations, and to encourage them to remain with and devote their best efforts to the Company and the Related Corporations, thereby advancing the interests of the Company and its stockholders.  Accordingly, the Company may permit certain officers and employees to acquire Shares or otherwise participate in the financial success of the Company, on the terms and conditions established herein.

Section 2.                      Definitions.

Unless specifically provided for by the Committee in an Award agreement or otherwise, the following terms, when used herein and unless the context clearly requires otherwise, shall have the following meanings:

(a)           “Award” means individually or collectively, a grant under the Plan of Options, SARs or Other Stock Based Awards.

(b)           “Board” means the board of directors of the Company.

(c)           “Cause” means either (i) in the case of an employee with a then-current written employment agreement with the Company or a Related Corporation, “Cause” as defined under that agreement, and (ii) in all other cases, the commission of fraud or an act or acts of dishonesty, the misappropriation of or intentional material damage to the property or business of the Company or a Related Corporation, the material failure to fulfill the duties and responsibilities of a regular position and/or comply with the Company’s or a Related Corporation’s policies, rules or regulations, or the conviction of a felony.

(d)           “Change in Control” shall be deemed to have occurred on the earliest of the following dates:

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(i)           the consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty-one percent (51%) or more of the combined voting power of the then outstanding voting securities of the Company; or

(ii)           the individuals who, as of the date hereof, are members of the Board cease for any reason to constitute a majority of the Board, unless the election or nomination for election by the stockholders of any new director was approved by a vote of a majority of the Board, in which case such new director shall for purposes of the Plan be considered as a member of the Board; or

(iii)           the consummation by the Company of: (A) a merger or consolidation if the Company’s stockholders, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty-one percent (51%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or (B) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty-one percent (51%) or more of the combined voting power of the then outstanding securities of the Company are acquired by: (A) a trustee or other fiduciary holding securities under one (1) or more employee benefit plans maintained for employees of the entity; or (B) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition.

In the event that any Award constitutes “deferred compensation” (as defined in Code Section 409A), and the settlement of, or distribution of benefits under such Award is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a “change in the ownership” or “change in the effective control” (each as defined in Code Section 409A) of the Company, as permitted under Code Section 409A.

(e)           “Code” means the Internal Revenue Code of 1986.

(f)           “Committee” means the Compensation Committee of the Board.  Each member of the Committee shall be (i) a “non-employee director” for purposes of Section 16 and Rule 16b-3 of the Exchange Act, (ii) an “outside director” for purposes of Code Section 162(m), unless the Board has fewer than two (2) such outside directors, and (iii) “independent” for purposes of any stock exchange, quotation system or similar entity on which the Common Stock is listed or quoted.

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(g)           “Common Stock” means the common stock, no par value per share, of the Company.

(h)           “Disability” means (i) in the case of an Incentive Stock Option, a physical or mental disability (within the meaning of Code Section 22(e)(3)) which impairs the individual’s ability to substantially perform his or her current duties for a period of at least twelve (12) consecutive months, as determined by the Committee, and (ii) in all other cases, the person’s limitation, due to sickness or injury, in performing the material and substantive duties of his or her position with the Company or a Related Corporation for a period of six (6) consecutive months.

(i)           “Effective Date” means January 24, 2012, which was the date that the amendment and restatement of the Plan was adopted by the Board.

(j)           “Exchange Act” means the Securities Exchange Act of 1934.

(k)           “Fair Market Value” means as of any date, the value of a Share determined as follows:

(i)           if such Common Stock is then quoted on the American Stock Exchange, its last reported sale price on the American Stock Exchange on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

(ii)           if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(iii)           if such Common Stock is publicly traded but is not quoted on the American Stock Exchange nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

(iv)           if none of the foregoing is applicable, by the Board in good faith.

(l)           “Incentive Stock Option” means an Award under the Plan that satisfies the general requirements of Code Section 422, namely:  (i) grantees must be employees; (ii) the exercise price may not be less than the Fair Market Value of the underlying Shares at the date of grant; (iii) no more than one hundred thousand dollars ($100,000) worth of Shares may become exercisable in any year; (iv) the maximum duration of an Award may be ten (10) years; (v) Awards must be exercised within three (3) months after termination of employment, except in the event of Disability or death; and (vi) Shares received upon exercise must be retained for the greater of two (2) years from the date of grant or one (1) year from the date of exercise.

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(m)           “Other Stock Based Awards” means any other awards under the Plan not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Committee pursuant to Section 7, including awards of restricted stock and restricted stock units, and performance-based Awards.

(n)           “Nonqualified Stock Option” means an Option award under the Plan that is not an Incentive Stock Option.

(o)           “Option” means a stock option granted pursuant to the Plan.

(p)           “Optionee” means the holder of an outstanding Incentive Stock Option, Nonqualified Stock Option or Stock Appreciation Right granted under the Plan.

(q)           “Plan” means this Amended and Restated Trinity Capital Corporation 2005 Stock Incentive Plan (effective January 24, 2012).

(r)           “Related Corporation” means any corporation, bank or other entity which would be a parent or subsidiary corporation with respect to the Company as defined in Code Section 424(e) or (f), respectively.

(s)           “Retirement” means Termination of Service, other than for Cause, after attainment of age sixty-five (65) for Service Providers.

(t)           “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

(u)           “Service Provider” means an employee or officer of the Company or a Related Corporation.

(v)           “Shares” means shares of the Common Stock.

(w)           “Stock Appreciation Rights” means rights granted under the Plan entitling the grantee to receive the appreciation in the market value of a stated number of Shares.

(x)           “Stock Option Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions that apply to the grant of Incentive Stock Options or Nonqualified Stock Options.  The Stock Option Agreement is subject to the terms and conditions of the Plan.

(y)           “Securities Act” means the Securities Act of 1933.

(z)           “Termination of Service” means a “separation from service” as defined in Code Section 409A.

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Section 3.                      Administration of the Plan.

(a)           Authority of the Committee.  The Plan shall be administered by the Committee.  The Committee shall have sole authority to:

(i)           select the Service Providers to whom Awards shall be granted under the Plan;

(ii)           establish the amount and conditions of each Award;

(iii)           prescribe any legend to be affixed to certificates representing such Awards;

(iv)           interpret the Plan and Award agreement;

(v)           to the extent it deems desirable to qualifying under Rule 16b-3, structure any Award to satisfy the requirements for exception under Rule 16b-3.

(vi)           correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any agreement related thereto; and

(vii)           adopt such rules, regulations, forms and agreements, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan.

All decisions made by the Committee in administering the Plan shall be subject to Board review.

(b)           Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of a stock exchange, quotation system or similar entity, or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3, the Committee may allocate all or any portion of its responsibilities and powers to any one (1) or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including:  (i) delegating to a committee of one (1) or more members of the Board who are not “independent directors” within the meaning of Code Section 162(m), the authority to grant Awards under the Plan to eligible persons who are either:  (A) not then “covered employees,” within the meaning of Code Section 162(m) and are not expected to be “covered employees” at the time of recognition of income resulting from such Award; or (B) not persons with respect to whom the Company wishes to comply with Code Section 162(m); and/or (ii) delegating to a committee of one (1) or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act.  Any such allocation or delegation may be revoked by the Committee at any time.  To the extent permitted by applicable law and resolution of the Board, the Committee may delegate all or any part of its responsibilities to any officer of the Company.

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(c)           Limitation of Liability.  In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses (including attorney’s fees) incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement (provided such settlement is approved to the extent required by and in the manner provided by the Certificate of Incorporation or Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Committee member shall not be indemnified as provided by the Certificate of Incorporation or Bylaws of the Company relating to indemnification of directors.

Section 4.                      Shares Subject to the Plan.

The aggregate number of Shares that may be obtained by Service Providers under the Plan shall be five hundred thousand (500,000) Shares.  The Shares may be authorized, but unissued, or reacquired Common Stock.  Subject to adjustment as provided in Section 14, no person may be granted Options and SARs under the Plan that, considered together, relate to more than one hundred thousand (100,000) Shares during any calendar year.  The maximum number of Shares that may be subject to Other Stock Based Awards described under Section 7 which are granted to any one (1) Service Provider during any calendar year and are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)), shall be one hundred thousand (100,000) Shares.  Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.  Upon payment in Shares pursuant to an exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment.  If a Service Provider pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan.  Upon the expiration, termination, forfeiture, or cancellation (in whole or in part) of unexercised Awards, Shares subject thereto shall again be available for issuance hereunder.  Any Shares that remain unissued at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available sufficient Shares to meet the requirements of the Plan.

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Section 5.                      Stock Options.

(a)           Type of Options.  The Board may issue Options that constitute Incentive Stock Options to officers or employees of the Company and the Related Corporations and Options that constitute Nonqualified Stock Options to Service Providers; provider, however, that an Award (other than an Award of an Incentive Stock Option) may be granted to an individual prior to the date on which he or she first performs services as an employee, provided that such Award does not become vested prior to the date such individual commences such services.  Each grant of Options shall be confirmed by a Stock Option Agreement that shall be executed by the Company and the Optionee as soon as practicable after such grant.  The Stock Option Agreement shall expressly state or incorporate by reference the provisions of the Plan and state whether the Option is an Incentive Stock Option or a Nonqualified Stock Option.

(b)           Terms of Options.  Except as provided in Section 5(c) and 5(d), each Option shall be subject to the terms and conditions set forth by the Committee in the Stock Option Agreement including Option price, vesting schedule and Option term.

(c)           Additional Terms Applicable to All Options.  Each Option shall be subject to the following terms and conditions:

(i)           Written Notice.  An Option may be exercised only by giving written notice to the Company specifying the number of Shares to be purchased.  An Option may be exercised only to the extent it is vested on the date of exercise.  The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option; provided, however, that the minimum number will not prevent the Optionee from exercising an Option for the full number of Shares for which it is then exercisable.

(ii)           Method of Exercise.  Except as otherwise provided in any written Stock Option Agreement, the exercise price of an Option shall be paid in full in cash or, subject to limitations imposed by applicable law, by such means as the Committee from time to time may permit, including,

(A) in Common Stock, either actually or by attestation, valued at its Fair Market Value on the date of exercise, provided it has been owned by the Optionee for at least six (6) months prior to the exercise;

(B) in cash, check, bank draft, money order or wire transfer payable to the Company by an unaffiliated broker-dealer to whom the Optionee has submitted an exercise notice consisting of a fully endorsed Option;

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(C) by a “net exercise” arrangement under which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Optionee to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole Shares to be issued; and provided further that Shares will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (x) Shares are used to pay the exercise price pursuant to the “net exercise,” (y) Shares are delivered to the Service Provider as a result of such exercise, and (z) Shares are withheld to satisfy tax withholding obligations; or

(D) by any combination of the foregoing, as the Optionee shall elect.

In the case of payment pursuant to clauses (A), (B) or (C) above, the Optionee’s election must be made on or prior to the date of exercise of the Option and must be irrevocable.  In lieu of a separate election governing each exercise of an Option, an Optionee may file a blanket election that shall govern all future exercises of Options until revoked by the Optionee.

(iii)           Term of Option.  An Option shall be exercisable as provided under the Plan or by the Committee.

(iv)           Disability, Death or Retirement of Optionee.  If an Optionee’s Termination of Service occurs due to Retirement, Disability or death prior to exercise in full of any Options, he or she, or his or her beneficiary, executor, administrator or personal representative, shall have the right to exercise the Options within a period of twelve (12) months after the date of such termination to the extent that the right was vested and exercisable at the date of such termination as provided in the Stock Option Agreement, or as may otherwise be provided by the Committee.

(v)           Repricing is Subject to Stockholder Approval.  Except for adjustments pursuant to Section 14 (relating to the adjustment of Shares), and reductions of the exercise price approved by the Company’s stockholders, the exercise price for any outstanding Option may not be decreased after the date of grant nor may an outstanding Option be surrendered to the Company as consideration for the grant of a replacement Option with a lower exercise price.

(vi)           Option Price.  Except as set forth in Section 5(d)(i), the Option price per Share shall be 100% of the Fair Market Value of a Share on the date the Option is granted.

(d)           Additional Terms Applicable to Incentive Stock Options.  Each Incentive Stock Option shall be subject to the following terms and conditions:

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(i)           Option Price of Incentive Stock Options.  Notwithstanding Section 5(c)(vi), the Option price per Share of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (a “10% Stockholder”) shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Incentive Stock Option is granted.

(ii)           Term of Option.  No Incentive Stock Option may be exercised more than ten (10) years after the date of grant.  No Incentive Stock Option granted to a 10% Stockholder may be exercised more than five (5) years after the date of grant.  Notwithstanding any other provisions hereof, no Incentive Stock Option may be exercised more than three (3) months after the Optionee terminates employment with the Company, except in the event of death or Disability, in which case the Incentive Stock Option may be exercised as provided in Section 5(c)(iv).  In the case of Retirement, the Incentive Stock Option may be exercised as provided in Section 5(c)(iv), but if exercised beyond the three (3)-month period following Retirement, the Incentive Stock Option will not be an Incentive Stock Option and will be treated for all purposes as a Nonqualified Stock Option.

(iii)           Annual Exercise Limit.  The aggregate Fair Market Value of Shares which first become exercisable during any calendar year shall not exceed one hundred thousand dollars ($100,000).  For purposes of the preceding sentence, the Fair Market Value of each Share shall be determined on the date the Incentive Stock Option with respect to such Share is granted.

(iv)           Notice of Disqualifying Dispositions.  If an Optionee sells or otherwise disposes of any Shares acquired pursuant to the exercise of an Incentive Stock Option on or before the later of (A) the date two (2) years after the date of grant, and (B) the date one (1) year after the exercise of the Incentive Stock Option (in either case, a “Disqualifying Disposition”), the Optionee must immediately notify the Company in writing of such disposition.  The Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from the Disqualifying Disposition.

Section 6.                      Stock Appreciation Rights.

(a)           Grants.  An Award of Stock Appreciation Rights under the Plan (“SARs”) may be granted separately or in tandem with or by reference to an Option granted prior to or simultaneously with the grant of Stock Appreciation Rights, to such eligible Service Providers as may be selected by the Committee, and shall be evidenced by a written agreement in such form and consistent with the Plan as the Committee shall approve from time to time.

(b)           Terms of Grant.  SARs may be granted in tandem with or with reference to a related Option, in which event the grantee may elect to exercise either the Option or the SAR, but not both, as to the same Share subject to the Option and the SAR, or the SAR may be granted independently of a related Option.

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(c)           Payment on Exercise.  Upon exercise of a SAR, the grantee shall be paid the excess of the then Fair Market Value of the number of Shares to which the SAR relates over the Fair Market Value of such number of Shares at the date of grant of the SAR or of the related Option, as the case may be.  Such excess shall be paid in cash, in Shares of equivalent value, or in some combination thereof.

Section 7.                      Other Stock Based Awards.

Other Stock Based Awards may be granted either alone, in addition to, or in tandem with, Awards granted under the Plan and/or cash awards made outside of the Plan.  The Committee shall have authority to determine the Service Providers to whom and the time or times at which Other Stock Based Awards shall be made, the amount of such Other Stock Based Awards, and all other conditions of the Other Stock Based Awards including any dividend and/or voting rights.

Section 8.                      Performance-Based Compensation.

(a)            In General.  Any Award under the Plan which is intended to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one (1) or more objective performance measures, to the extent required by Code Section 162(m) as may be determined by the Committee.

(b)           Performance Measures.  Such performance measures may be based on any one (1) or more of the following: earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; or earnings per share); earnings growth; financial return ratios (e.g., return on investment, return on invested capital, return on equity or return on assets); increase in revenue, operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income or net income; debt load reduction; loan and lease losses; expense management; economic value added; stock price; book value; overhead; assets, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, deposits or assets; interest sensitivity gap levels, regulatory compliance, improvement of financial rating, achievement of balance sheet or income statement objectives; efficiency ratio; customer satisfaction; net interest margin and strategic business objectives, consisting of one (1) or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures.  Performance measures may be based on the performance of the Company as a whole or of any one (1) or more Related Corporations or business units of the Company or a Related Corporation and may be measured relative to a peer group, an index or a business plan and may be stated in the aggregate or on a per share basis or other measure.

(c)           Partial Achievement.  The terms of any Award may provide that partial achievement of the performance measures may result in a payment or vesting based upon the degree of achievement.

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(d)           Extraordinary Items.  In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management Discussion and Analysis section of the Company’s annual report:  (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions.  To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

Section 9.                      Deferral of Payment.

(a)           In General.  Subject to Section 9(b), to the extent permitted by the Committee or the terms of any Award under the Plan, a Service Provider may defer receipt of the cash or Shares otherwise payable under the Award and be credited with interest or dividend equivalents with respect thereto; provided, however, that any Award otherwise payable in Shares shall continue to be payable only in Shares.

(b)           Code Section 409A.  Notwithstanding any provision of the Plan to the contrary, the Plan is, and all Awards are, intended to comply with Code Section 409A, including the exceptions for stock rights, short-term deferrals, separation pay arrangements, reimbursements, and in-kind distributions, and shall be construed, interpreted and administered accordingly.  If any provision of the Plan or an Award agreement needs to be revised to satisfy the requirements of Code Section 409A, then such provision shall be modified or restricted to the extent and in the manner necessary to be in compliance with such requirements of Code Section 409A and any such modification will attempt to maintain the same economic results as were intended under the Plan and Award agreement.  The Company does not guarantee that the Awards, payments and benefits that may be made or provided under the Plan will satisfy all applicable provisions of Code Section 409A.  Payments made to a Service Provider under the Plan or an Award agreement in error shall be returned to the Company and do not create a legally binding right to such payments.  A Service Provider’s receipt of any Award constitutes acknowledgment and consent to this Section 9(b) without further consideration or action.

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Section 10.                      Amendment or Termination of the Plan.

The Board or the Committee may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of Company stockholders or Service Providers, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholders approval is required by any federal or state law or regulation or the rules of any stock exchange, quotation system or similar entity on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval.  Notwithstanding the foregoing, no such action may materially and adversely affect the rights of such Service Providers under any previously granted and outstanding Award, without the consent of an affected Service Provider.  The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided, however, that without the consent of an affected Service Provider, no such Committee action may materially adversely affect the rights of such Service Providers under such Award.

Section 11.                      Term of Plan.

The Plan shall be effective upon the date of its adoption by the Board; provided, however, that Incentive Stock Options may be granted only if the Plan is approved by the stockholders within twelve (12) months before or after the date of adoption by the Board.  Unless sooner terminated under the provisions of Section 10, Awards shall not be granted under the Plan after the expiration of ten (10) years from the most recent approval of the Plan by the Company’s stockholders.  However, Awards may be exercisable after the end of the term of the Plan.

Section 12.                      Rights as Stockholder.

Except as otherwise provided in the Plan, no Award shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.  Upon delivery of any Share to a Service Provider, such person shall have all of the rights of a stockholder of the Company with respect to such Share, including the right to vote such Share and to receive all dividends or other distributions paid with respect to such Share.

Section 13.                      Change in Control.

Subject to the provisions of Section 14 (relating to the adjustment of Shares), and except as otherwise provided in the Plan or in the terms of any Award agreement:

(a)           Upon a Change in Control, all Options and SARs held by Service Providers who have not incurred a Termination of Service prior to the Change in Control shall become fully exercisable immediately prior to the Change in Control (subject to the expiration provisions otherwise applicable to the Option or SAR).

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(b)           Upon a Change in Control all Other Stock Based Awards held by Service Providers who have not incurred a Termination of Service prior to the Change in Control shall be fully earned and vested.

(c)           Notwithstanding Section 13(a) or Section 13(b), if the vesting of an outstanding Award is conditioned upon the achievement of performance measures, then the Award shall be subject to the following:

(i)           If, at the time of the Change in Control, the established performance measures are less than fifty percent (50%) attained (as determined in the sole discretion of the Committee, based upon a pro rata determination through the date of the Change in Control), then such Award shall become vested and exercisable on a fractional basis with the numerator being equal to the percentage of attainment and the denominator being fifty percent (50%).

(ii)           If at the time of the Change in Control, the established performance measures are at least fifty percent (50%) attained (as determined in the sole discretion of the Committee, based upon a pro rata determination through the date of the Change in Control), then such Award shall become fully vested and exercisable.

Section 14.                      Changes in Capital and Corporate Structure.

The aggregate number of Shares and interests awarded and which may be awarded under the Plan (including the specified Share limitations set forth in Section 4) and the exercise price thereof shall be adjusted to reflect a change in the outstanding Shares of the Company by reason of a recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of shares, stock dividend or similar transaction.  The adjustment shall be made in an equitable manner which will cause the Awards and the economic benefits thereof to remain unchanged as a result of the applicable transaction.  The adjustment may include (a) adjustment of the number and kind of shares which have been and may be delivered under the Plan, (b) replacement of Awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (c) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment; provided, however that in the case of an Option or SAR cancellation, the amount of such payment shall be no less than the excess of the Fair Market Value of the Shares subject to the Option or SAR at the time of the transaction over the exercise price and; provided further, that no such payment shall be required in consideration for the cancellation of an Award if the Award’s exercise price is greater than the Fair Market Value of the Shares at the time of the applicable transaction or event.

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Section 15.                      Assumption of Awards by the Company.

The Company, from time to time, may substitute or assume outstanding awards granted by it or another company, whether in connection with an acquisition of another company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such Award as if it had been granted under the Plan if the terms of such assumed Award could be applied to an Award granted under the Plan.  Such substitution or assumption shall be permissible if the holder of the substituted or assumed Award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant.  In the event the Company assumes an Award granted by another company, the terms and conditions of such Award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such Option will be adjusted appropriately pursuant to Code Section 424(a)).  In the event the Company elects to grant a new Option rather than assuming an existing Option, such new Option may be granted with a similarly adjusted exercise price.

Section 16.                      Service.

An individual shall be considered to be in the service of the Company or a Related Corporation as long as he or she remains an officer or employee of the Company or such Related Corporation.  Nothing herein shall confer on any individual the right to continued service with the Company or a Related Corporation or affect the right of the Company or such Related Corporation to terminate such service.

Section 17.                      Withholding of Tax.

(a)           Generally.  To the extent the award, issuance, vesting or exercise of an Award results in the receipt of compensation by a Service Provider, the Company may require the Service Provider to pay to the Company or the grantee may authorize the Company to withhold a portion of any cash compensation then or thereafter payable to such person, an amount, sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate for the Shares.  If an Award is to be paid in cash, the payment will be net of an amount sufficient to satisfy such tax withholding obligations.

(b)           Stock Withholding.  To the extent a grantee incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the grantee is obligated to pay the Company the amount required to be withheld, the Committee may, in its sole discretion, allow the grantee to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined.  All elections by a grantee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee.
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Section 18.                      Delivery and Registration of Stock.

The Company’s obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the individual to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other federal, state or local securities legislation or regulation.  It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under securities legislation.  The Company shall not be required to deliver any Shares under the Plan prior to:  (a) the admission of such Shares to listing on any stock exchange, quotation system or similar entity on which Shares may then be listed, and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.  The Plan is intended to comply with Rule 16b-3, if applicable.  Any provision of the Plan which is inconsistent with said rule shall, to the extent of such inconsistency, be inoperative and shall not affect the validity of the remaining provisions of the Plan.

Section 19.                      Clawback Policy.

Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy, as it may be amended from time to time (the “Policy”) or any applicable law.  A Service Provider’s receipt of an Award constitutes the Service Provider’s acknowledgment and consent to the Company’s application, implementation and enforcement of (a) the Policy or any similar policy established by the Company that may apply to the Service Provider and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, as well as the Service Provider’s express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Service Provider) or applicable law without further consent or action being required by the Service Provider.

Section 20.                      Miscellaneous.

(a)           Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including the requirements of the Securities Act), and the applicable rules of any stock exchange, quotation system or similar entity.

(b)           Certificates.  To the extent the Plan provides for the issuance of Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange, quotation system or similar entity.

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(c)           Beneficiary Designation.  A Service Provider hereunder may file with the Company a written designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or amend any such designation.  Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Service Provider in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

(d)           Notice.  Unless otherwise provided in an Award agreement, all written notices and all other written communications to the Company provided for in the Plan, or any Award agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two (2)-day delivery), or sent by facsimile or prepaid overnight courier to the Company at the address set forth below:

Trinity Capital Corporation
Attn: General Counsel
1200 Trinity Drive
Los Alamos, New Mexico 87544
Fax:  505-662-1092

Such notices, demands, claims and other communications shall be deemed given:

(i)           in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(ii)           in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(iii)           in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.  In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider.  Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s senior human resource officer and Corporate Secretary.

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(e)           Transferability.  Except as otherwise provided by the Committee, Awards are not transferable except as designated by the Service Provider by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended.  The Committee shall have the discretion to permit the transfer of awards under the Plan; provided, however, that such transfers shall be limited to immediate family members of participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the participant.

(f)           Severability.  If any provision of the Plan or an Award agreement is held to be unenforceable by any court of competent jurisdiction, then (i) insofar as is reasonable, effect will be given to the intent manifested in the provision held unenforceable; and (ii) the enforceability of the remaining provisions of the Plan or the Award agreement will not be affected thereby.  Such court shall have the power to amend such provision to as close to its original terms as shall be enforceable and, in its reduced form, such provision shall then be enforceable.

(g)           No Rights to Specific Assets.  Neither a Service Provider nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Related Corporation whatsoever, including any specific funds, assets, or other property that the Company or any Related Corporation, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the Shares or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Related Corporation, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Related Corporation shall be sufficient to pay any benefits to any person.

(h)           No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a participant will not give any participating Service Provider the right to be retained in the employ of the Company or any Related Corporation or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award, or, having been so selected, to receive a future Award.

(i)           No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)           Benefits Under Other Plans.  Amounts received under the Plan shall not be taken into account for purposes of computing benefits under other plans.

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(k)           Governing Law.  The Plan, all Awards, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New Mexico without reference to principles of conflict of laws, except as superseded by applicable federal law.

(l)           Successors.  All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

(m)           Construction.  In the Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(i)           actions permitted under the Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(ii)           references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(iii)           in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(iv)           references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(v)           indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;

(vi)           “including” means “including, but not limited to”;

(vii)           all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to the Plan unless otherwise specified;

(viii)           all words used in the Plan will be construed to be of such gender or number as the circumstances and context require;

(ix)           the captions and headings of articles, sections, schedules and exhibits appearing in or attached to the Plan have been inserted solely for convenience of reference and shall not be considered a part of the Plan nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions;

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(x)           any reference to a document or set of documents in the Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(xi)           all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

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